EXHIBIT 24

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                                POWER OF ATTORNEY

      Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements in connection with the Company's Dividend Reinvestment and Direct Stock Purchase Plan for the registration thereunder of up to $20,000,000 aggregate amount of its securities, does hereby appoint SUSAN TOMASKY, ARMANDO
A. PENA and GEOFFREY S. CHATAS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

      IN WITNESS WHEREOF, the undersigned have signed these presents this 23rd day of July, 2003.


/S/ E. R. Brooks                          /S/ Leonard J. Kujawa
------------------------------            ------------------------------
E. R. Brooks                              Leonard J. Kujawa

/S/ Donald M. Carlton                     /S/ Richard L. Sandor
------------------------------            ------------------------------
Donald M. Carlton                         Richard L. Sandor

/S/ John P. DesBarres                     /S/ Thomas V. Shockley, III
------------------------------            ---------------------------
John P. DesBarres                         Thomas V. Shockley, III

/S/ E. Linn Draper, Jr.                   /S/ Donald G. Smith
------------------------                  ------------------------------
E. Linn Draper, Jr.                       Donald G. Smith

/S/ Robert W. Fri                         /S/ Linda Gillespie Stuntz
------------------------                  ------------------------------
Robert W. Fri                             Linda Gillespie Stuntz

/S/ William R. Howell                     /S/ Kathryn D. Sullivan
------------------------------            ------------------------
William R. Howell                         Kathryn D. Sullivan

/S/ Lester A. Hudson, Jr.
------------------------------
Lester A. Hudson, Jr.

                                   CERTIFICATE

      I, Thomas G. Berkemeyer, Assistant Secretary of AMERICAN ELECTRIC POWER COMPANY, INC., do hereby certify that the attached constitutes a true and exact copy of resolutions duly adopted by the Board of Directors of said Company at the meeting of said Board on July 23, 2003. I further certify that said resolutions as amended are in full force and effect at the date hereof.

      IN WITNESS WHEREOF, I have hereunto set my hand at Columbus, Ohio this 20th day of December, 2004.

                                          /S/ Thomas G. Berkemeyer
                                          Thomas G. Berkemeyer
                                          Assistant Secretary

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                                  July 23, 2003


            The Chairman reminded the Board that prior to July 24, 1996, the Company had authorized for issuance and sale up to 54,000,000 shares of Common Stock ("Common Stock") of the Company pursuant to the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"), had registered the Common Stock with the Securities and Exchange Commission (the "SEC") and had listed the Common Stock on The New York Stock Exchange, Inc. (the "NYSE"). The Chairman further stated that as the agent under the Plan fulfills the requirements of the Plan with newly issued shares of Common Stock as well as with shares purchased for the Plan on the open market, it would be appropriate at this time to authorize the issuance and sale and the registration of up to 20,000,000 additional shares of Common Stock of the Company ("Additional Shares") to meet the anticipated requirements of the Plan for the next few years. These Additional Shares would also be listed on the New York Stock Exchange to fulfill the requirements of the Plan. In addition, the Chairman reminded the Board that the prospectus used in connection with the Plan, which is the Plan document, has not been updated since 1997 and that it would be appropriate to authorize certain officers of the Company to make technical amendments to the Plan to update the information contained in the Prospectus. The Chairman also stated that it may be necessary to seek approval from the SEC under the Public Utility Holding Company Act of 1935 (the "1935 Act")to the extent necessary to provide for the issuance of the Additional Shares and any amendments to the Plan.

            Thereupon, after full and thorough discussion, upon motion duly made and seconded, it was

                  RESOLVED, that, subject to the Company having available for delivery at each date of issuance a Prospectus with respect to shares of Common Stock of the Company to be sold pursuant to the Plan that meets the requirements of Section 10(a) of the Securities Act of 1933, the proper officers of the Company are hereby authorized and directed to cause to be issued to Equiserve Trust Company, formerly Chicago Trust Company of New York ("Equiserve") as agent for participants in the Plan, at such times and in such numbers as may be required to meet the requirements of the Plan, and for such consideration in cash as may be determined from time to time in accordance with the provisions of the Plan, not in excess of 20,000,000 Additional Shares of the authorized but unissued common stock, par value $6.50 per share of the Company (the "Additional Shares"); and further,

                  RESOLVED, that Equiserve, as agent for the Company, be and it hereby is authorized, upon receipt of instructions from the proper officers of the Company or American Electric Power Service Corporation to requisition from itself, as Transfer Agent of the Common Stock of the Company, such shares of Common Stock of the Company as may be purchased by it from the Company or on the open market from time to time, as agent for participants in the Plan; and further

                  RESOLVED, that Equiserve, as Transfer Agent for shares of the
            Common Stock of the Company, be and it hereby is authorized and required to authenticate, deliver and transfer certificates for such shares of Additional Common Stock as may be issued to and purchased by it as agent for participants in the Plan; and further,

                  RESOLVED, that the authority of Equiserve, as Registrar for shares of the Common Stock, be and it hereby is increased by 20,000,000 shares; and that Equiserve be and it hereby is authorized and requested to register and countersign such certificates for shares of the Additional Shares as may be issued from time to time; and further

                  RESOLVED, that the actions of the certain officers of the
            Company in filing with the SEC the Company's declaration on Form U-1 with respect to the Plan for the purpose of obtaining authorization by the SEC under the 1935 Act, as amended, to (i) issue and sell the Additional Shares pursuant to the Plan through December 31, 2008, to execute and file with the SEC such papers and documents, including but not limited to, additional amendments, supplements and exhibits to such declaration, as such officers may consider necessary or desirable, as counsel for the Company may advise, or as the SEC may require, are hereby authorized and approved and further

                  RESOLVED, that the proper officers of this Company be, and they hereby are authorized and directed to execute and file with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 on the appropriate form with respect to the Additional Shares to be offered for sale or purchased on the open market pursuant to the Plan; and such officers are further authorized to execute and file with said Commission such other papers and documents in connection therewith, including but not limited to, amendments, supplements and exhibits to such Registration Statement, as such officers may consider necessary or desirable, as counsel for this Company may advise, or as said Commission may require; and further

                  RESOLVED, that S. Tomasky, G. S. Chatas and A. A. Pena, and each of them be, and they hereby are, authorized to sign the Registration Statement referred to in the preceding resolution on behalf of the Company by an attorney-in-fact and agent duly appointed in a written instrument; and further

                  RESOLVED, that the listing of the Additional Shares on the
            NYSE be, and the same hereby is, authorized; and that Ms. S. Tomasky and Messrs. G. S. Chatas and A. A. Pena, or any one or more of them, be, and the same hereby are: (i) authorized to prepare, execute and cause to be delivered to the NYSE an application in the appropriate form for the listing of the Additional Shares on the NYSE; and (ii) designate representatives of the Company to appear before officials of the NYSE with authority to make such changes in said application and to take such steps as may be necessary to effect the listing of the Additional Shares on the NYSE, and further

                  RESOLVED, that the appropriate officers of the Company are hereby authorized to make any technical amendments and/or updates to the Plan document, including any change of agent for the Plan, and further

                  RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized to take such other action as they may deem necessary or desirable in order to carry into effect the purpose and intent of the foregoing resolution.